 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-202963
PROSPECTUS SUPPLEMENT
(to Prospectus dated April 7, 2015)
Southern Missouri Bancorp, Inc.
$25,000,000
Common Stock

We have entered into an At Market Issuance Sales Agreement, which we refer to as the Sales Agreement, with Keefe, Bruyette & Woods, Inc., whom we refer to as the Distribution Agent, relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through the Distribution Agent.
Our common stock is listed on the NASDAQ Global Market under the symbol “SMBC.” On June 8, 2017, the last reported sale price of our common stock on the NASDAQ Global Market was $32.90 per share.
Upon our delivery of a placement notice, if any, under the Sales Agreement, the Distribution Agent may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, including without limitation sales made directly on the NASDAQ Global Market, on any other existing trading market for the common stock or to or through a market maker. In addition, with our prior consent, the Distribution Agent may also sell the common stock by any other method permitted by law, including, but not limited to, negotiated transactions. Sales may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Distribution Agent is not required to sell any specific number or dollar amount of our common stock, but will act as agent using commercially reasonable efforts consistent with its respective normal sales and trading practices on terms mutually agreed upon between the Distribution Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Distribution Agent will be entitled to compensation at a commission rate of 2.5% of the gross proceeds from each sale of common stock. In connection with the sale of the common stock on our behalf, the Distribution Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distribution Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against certain liabilities, including liabilities under the Securities Act.
The common stock is not a savings account, deposit or other obligation of our bank or non-bank subsidiaries and is not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as those risk factors contained in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before buying shares of our common stock.
None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, the FDIC, the Missouri Division of Finance or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Keefe, Bruyette & Woods
A Stifel Company
The date of this prospectus supplement is June 9, 2017.

PROSPECTUS SUPPLEMENT
PROSPECTUS
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.
If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our common stock. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC and the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the Distribution Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
We are not, and the Distribution Agent is not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the Distribution Agent, to subscribe for and purchase, any of the common stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
All references in this prospectus supplement and the accompanying prospectus to “Southern Missouri Bancorp,” “Southern Missouri,” the “company,” “we,” “us,” “our,” or similar references refer to Southern Missouri Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” “project,” “estimate,” “strategy,” “potential,” “possible” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended June 30, 2016, which is incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct.
In addition to the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the reports we file with the SEC under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, important factors to consider and evaluate with respect to such forward-looking statements include:
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changes in external competitive market factors that might impact our results of operations;

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expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and the cost of or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

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changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;

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our ability to continue to identify potential candidates for, and consummate, acquisition or investment transactions;

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the strength of the United States economy in general and the strength of the local economies in which we conduct operations;

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changes in the financial performance and/or condition of our borrowers;

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monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry;

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the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

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inflation, interest rate, securities market and monetary fluctuations;

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the ability to access cost-effective funding;

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the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services;

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fluctuations in real estate values and both residential and commercial real estate market conditions;

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demand for loans and deposits in our market areas;

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legislative or regulatory changes;

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changes in consumer spending, borrowing and saving habits;

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our ability to increase market share and control expenses;

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continued volatility in the credit and equity markets and its effect on the general economy;

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results of examinations by our regulators, including the possibility that such regulators may, among other things, require an increase the reserve for loan losses or write-down of assets;

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the impact of technological changes;

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effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

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our ability to implement and maintain our disclosure controls, processes and procedures, as well as our internal control over financial reporting, and to remediate any deficiencies or weaknesses in such systems;

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Southern Bank’s ability to pay dividends to Southern Missouri Bancorp; and

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the successful management of the risks involved in the foregoing.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.
Southern Missouri Bancorp, Inc.
Southern Missouri, headquartered in Poplar Bluff, Missouri, is the bank holding company for Southern Bank. Southern Bank, founded in 1887, is a Missouri state-chartered, community-focused financial institution providing relationship banking through 36 locations in Missouri and Arkansas, as well as online/mobile channels. As of March 31, 2017, Southern Missouri had assets of  $1.5 billion, deposits of $1.2 billion, and stockholders’ equity of  $134.0 million.
As a bank holding company, Southern Missouri is regulated by the Federal Reserve Board. As a Missouri state-chartered trust company with banking powers, and a member of the Federal Reserve System, Southern Bank’s primary regulators are the Missouri Department of Finance and the Federal Reserve Board.
While we are focused on growing our organization organically, we do regularly evaluate opportunities to supplement our internal growth through acquisitions of other financial institutions. Since 2009, we have completed five acquisitions of other financial institutions, including one FDIC-assisted transaction, and we are currently in the process of acquiring Tammcorp, Inc., the holding company for Capaha Bank, a financial institution headquartered in Tamms, Illinois with approximately $200 million in assets. We expect to continue to evaluate acquisition opportunities and it is possible that we may pursue negotiations and enter into additional acquisition agreements in the future. Other than the Tammcorp transaction, which we expect to close by the end of the second calendar quarter, we are not currently a party to an agreement for any pending acquisition of another financial institution.
Southern Missouri’s principal office is located at 2991 Oak Grove Road, Poplar Bluff, Missouri 63901, and its telephone number is (573) 778-1800. Our website address is www.bankwithsouthern.com. Southern Missouri’s common stock is listed on the NASDAQ Global Market under the symbol “SMBC.”
The business of Southern Bank consists primarily of attracting retail deposits from the general public and using such deposits along with wholesale funding from the Federal Home Loan Bank of Des Moines, and to a lesser extent, brokered deposits, to invest to one-to four-family residential mortgage loans, mortgage loans secured by commercial real estate, commercial non-mortgage business loans and consumer loans. These funds are also used to purchase mortgage-backed and related securities, U.S. Government Agency obligations, municipal bonds and other permissible investments.
Southern Bank offers a variety of deposit accounts for individuals and businesses. Deposits are its primary source of funds for its lending and investing activities.
Southern Bank provides its customers with a full array of community banking services and conducts its business from its headquarters in Poplar Bluff, 32 additional full service offices, and three limited service offices located in Poplar Bluff  (4), Van Buren, Dexter, Kennett, Doniphan, Sikeston, Qulin, Matthews, Springfield (3), Thayer (2), West Plains, Alton, Clever, Forsyth, Fremont Hills, Kimberling City, Ozark, Nixa (2), and Rogersville, Missouri, and Jonesboro (2), Paragould, Brookland, Batesville, Searcy, Bald Knob (2) and Bradford, Arkansas.
Southern Bank’s primary market area includes eight southeast and south-central Missouri counties where it operates 16 facilities, with one facility located in a municipality that straddles a county line and is mostly situated in a ninth county. In northeast and north-central Arkansas, Southern Bank’s nine facilities are located in four counties (Craighead, Greene, Independence, and White) — this area includes the

Jonesboro, Arkansas, Metropolitan Statistical Area. In southwest Missouri, our 11 facilities are located in five counties, including the Springfield, Missouri, Metropolitan Statistical Area. Southern Bank also serves a few communities just outside these county borders, but without a notable impact on the demographics of the market area. Southern Bank’s southeast Missouri and northeast and north central Arkansas markets are primarily rural in nature with economies supported by manufacturing activity, agriculture (livestock, rice, timber, soybeans, wheat, melons, corn, and cotton), healthcare, and education. Large employers include hospitals, manufacturers, school districts, and colleges. In the southwest Missouri market, major employers include healthcare providers, educational institutions, federal, local, and state government, retailers, transportation and distribution firms, and leisure, entertainment, and hospitality interests. For purposes of our lending policy, our primary lending area is considered to be counties where we have a branch facility, and any contiguous county.
We face strong competition in attracting deposits (our primary source of lendable funds) and originating loans. Competitors for deposits include commercial banks, credit unions, money market funds, and other investment alternatives, such as mutual funds, full service and discount broker-dealers, equity markets, brokerage accounts and government securities. Our competition for loans comes principally from other financial institutions, mortgage banking companies, mortgage brokers and life insurance companies. We expect competition to continue to increase in the future as a result of legislative, regulatory and technological changes within the financial services industry. Technological advances, for example, have lowered barriers to market entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks.

Summary of the Offering
Issuer
Southern Missouri Bancorp, Inc.
Securities Offered
Shares of our common stock having an aggregate offering price of up to $25,000,000.
Manner of Offering
“At the market offering” that may be made from time to time through the Distribution Agent. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement.
Use of Proceeds
We expect to use the net proceeds for general corporate purposes, which may include working capital to support organic growth at Southern Bank, and to support possible acquisitions of other financial institutions, should opportunities for such acquisitions arise. Other than the transaction with Tammcorp, Inc., which we expect to close by the end of the second calendar quarter, we currently have no agreement for any pending acquisition of another financial institution. We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds. See “Use of Proceeds” on page S-7 of this prospectus supplement.
NASDAQ Global Market
   Symbol
SMBC
Risk Factors
See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as in our reports filed with the SEC, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest our common stock.

RISK FACTORS
An investment in our common stock involves substantial risks. In consultation with your own advisers, you should carefully consider, among other matters, the factors set forth below and in the accompanying prospectus as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether an investment in our common stock is suitable for you. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2016, which is incorporated herein by reference, and any reports we file with the SEC in the future, which may amend, supplement or supersede those factors. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our common stock could decline and you may lose all or part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” section in this prospectus supplement and the “Special Note Regarding Forward-Looking Statements” section in the accompanying prospectus.
Risks Related to Our Business
Combining Southern Missouri and Tammcorp may be more difficult, costly or time consuming than expected, and the anticipated benefits and cost savings of the merger may not be realized.
Southern Missouri and Tammcorp have operated independently and, until the completion of the pending merger of Southern Missouri and Tammcorp, will continue to operate independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on our ability to successfully combine the businesses of Southern Missouri and Tammcorp. To realize these anticipated benefits and cost savings, after the completion of the merger, Southern Missouri expects to integrate Tammcorp’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect Southern Missouri’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. If Southern Missouri experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Southern Missouri and/or Tammcorp to lose customers or cause customers to remove their accounts from Southern Missouri and/or Tammcorp and move their business to competing financial institutions. Integration efforts will also divert management attention and resources. These integration matters could have an adverse effect on Southern Missouri for an undetermined period after completion of the merger. In addition, the actual cost savings of the merger could be less than anticipated.
For a discussion of additional risks applicable to our business and operations, please refer to the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
Risks Related to this Offering and our Common Stock
We have broad discretion in using the net proceeds, if any, from this offering and may use the proceeds in ways with which you may not agree and in ways that may not enhance our operating results or the value of our common stock.
We are not guaranteed to receive any particular amount of proceeds from this offering. In addition, our management will retain broad discretion over the use of any proceeds we do receive from this offering, and we may ultimately use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or otherwise in ways with which you do not agree. If we do not invest or apply the proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price of our common stock to decline.

We may issue additional shares of common stock, preferred stock or equity, debt or derivative securities in the future, which could adversely affect the value or voting power of your shares of common stock.
We are generally able to offer shares of our common stock or preferred stock by action of our board of directors without further shareholder approval. In addition, our board of directors has authority to issue senior and subordinated debt without further shareholder approval. These securities may be issued in a variety of circumstances and for a variety of purposes, for cash, services or as full or partial consideration in connection with acquisitions of assets or businesses. Future issuances may result in the dilution of the value and/or voting power of the shares of our common stock you purchase in this offering, and could cause the market price of our common stock to decline.
The value of our common stock fluctuates and general market conditions and unpredictable factors could adversely affect market prices for the common stock.
There can be no assurance about the market prices for the common stock. A variety of factors, many of which are beyond our control, could influence the market price of the common stock, including:
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our operating performance, financial condition and prospects, or the operating performance financial condition and prospects of our competitors;

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developments in the securities, credit and housing markets, and developments with respect to financial institutions generally; and

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economic, financial, corporate, securities market, geopolitical, regulatory or judicial events that affect us, the banking industry or the financial markets generally.

The trading volume of our common stock may not provide adequate liquidity for investors.
Our common stock is currently listed on the NASDAQ Global Market. However, the average daily trading volume in shares of our common stock is less than that of larger financial services companies. A public trading market having the desired depth, liquidity and orderliness depends on the presence of a sufficient number of willing buyers and sellers for our common stock at any given time. This presence is impacted by general economic and market conditions and investors’ views of us. Any significant sales of our shares could cause a decline in the market value of our common stock.
We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.
Southern Missouri Bancorp, Inc. is a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our shareholders and to pay principal of and interest on our outstanding debt, is dividends from our banking subsidiary, Southern Bank. Various federal and state statutes, regulations and rules limit, directly or indirectly, the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. In particular, dividend and other distributions from Southern Bank to us could require notice to or approval of the applicable regulatory authority in certain circumstances. There can be no assurances that we would receive such approval, if it were required.
In addition, the Federal Reserve Board and the FDIC have the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice. Depending on the financial condition of Southern Bank, we may be deemed to be engaged in an unsafe or unsound practice if Southern Bank were to pay dividends. Federal Reserve Board policy generally requires insured banks only pay dividends out of current operating earnings.
Payment of dividends could also be subject to regulatory limitations if Southern Bank became “under-capitalized” for purposes of the “prompt corrective action” regulations of the federal bank regulatory agencies. See “Item 1, Description of Business — Regulation” in Part I of our Annual Report on Form 10-K for the year ended June 30, 2016 for more information relating to federal and state regulations and rules that may limit the payment of dividends.

We also have outstanding junior subordinated debt securities issued in connection with the sale of trust preferred securities by subsidiaries of ours that are statutory business trusts. We guarantee these trust preferred securities. The indenture under which the junior subordinated debt securities were issued, together with the guarantee, prohibits us, subject to limited exceptions, from declaring or paying any dividends or distributions on, or redeeming, repurchasing, acquiring or making any liquidation payments with respect to, any of our capital stock at any time when (i) there shall have occurred and be continuing an event of default under the indenture; (ii) we are in default with respect to payment of any obligations under the guarantee; or (iii) we have elected to defer payment of interest on the junior subordinated debt securities.
No assurances can be given that Southern Bank will, in any circumstances, pay dividends to us. If Southern Bank fails to make dividend payments to us, and sufficient cash or liquidity is not otherwise available, we may not be able to make principal and interest payments on our outstanding debt or dividend payments on our common stock.
Anti-takeover provisions could negatively impact our stockholders.
Provisions in our articles of incorporation and bylaws, the corporate laws of the State of Missouri and federal regulations could delay, defer or prevent a third party from acquiring us, despite the possible benefit to our stockholders, or otherwise adversely affect the market price of our common stock. These provisions include, among others: a prohibition on voting shares of common stock beneficially owned in excess of 10 percent of total shares outstanding without the prior approval of a majority of our whole board (defined as the total number of directors we would have if there were no vacancies on the board); supermajority voting requirements for certain business combinations with any person who beneficially owns 10 percent or more of our outstanding common stock; the election of directors to staggered terms of three years; advance notice requirements for nominations for election to our board of directors and for proposing matters that stockholders may act on at stockholder meetings; supermajority voting requirements to remove any of our directors; and only allowing our board of directors to call special meetings of stockholders. See “Description of Common Stock and Preferred Stock — Anti-takeover Effects” in the accompanying prospectus. Our charter also authorizes our board of directors to issue preferred stock, and preferred stock could be issued as a defensive measure in response to a takeover proposal. In addition, pursuant to federal banking regulations, as a general matter, no person or company, acting individually or in concert with others, may acquire more than 10 percent of our common stock without prior approval from the our federal banking regulator.
These provisions may discourage potential takeover attempts, discourage bids for our common stock at a premium over market price or adversely affect the market price of, and the voting and other rights of the holders of, our common stock. These provisions could also discourage proxy contests and make it more difficult for holders of our common stock to elect directors other than the candidates nominated by our board of directors.
An investment in our common stock is not an FDIC insured deposit.
The shares of common stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Your investment will be subject to investment risk and you may experience complete loss with respect to your investment.

USE OF PROCEEDS
We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of the proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold.
We expect to use the net proceeds for general corporate purposes, which may include working capital to support organic growth at Southern Bank, and to support future acquisitions of other financial institutions, should opportunities to acquire other institutions arise. Other than the transaction with Tammcorp, Inc., which we expect to close by the end of the second calendar quarter, we have no agreement for any pending acquisition of another financial institution. We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds.
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
Our shares of common stock are traded under the symbol “SMBC” on the NASDAQ Global Market. The table below shows the high and low closing prices for our common stock for the periods indicated. This information was provided by NASDAQ. At June 8, 2017, there were 7,450,041 shares of common stock outstanding and approximately 234 common stockholders of record. On June 8, 2017, the last reported sale price of our common stock was $32.90 per share.
	Stock Price		Dividends per Share
	High	Low
2017 Quarters:
Fourth Quarter (through 6/8/17)	$35.49	$30.97	$0.10
Third Quarter (ended 3/31/2017)	36.73	31.54	0.10
Second Quarter (ended 12/31/2016)	36.59	24.30	0.10
First Quarter (ended 9/30/2016)	25.20	23.84	0.10
2016 Quarters:
Fourth Quarter (ended 6/30/2016)	$24.86	$22.79	$0.090
Third Quarter (ended 3/31/2016)	24.02	22.95	0.090
Second Quarter (ended 12/31/2015)	24.40	21.26	0.090
First Quarter (ended 9/30/2015)	21.50	18.75	0.090
2015 Quarters:
Fourth Quarter (ended 6/30/2015)	$19.49	$18.44	$0.085
Third Quarter (ended 3/31/2015)	19.95	18.11	0.085
Second Quarter (ended 12/31/2014)	20.57	17.54	0.085
First Quarter (ended 9/30/2014)	18.05	17.40	0.085
On January 2, 2015, we declared a two-for-one common stock split in the form of 100% common stock dividend payable on January 30, 2015, to stockholders of record on January 16, 2015. The table above reflects this split for all periods.

DIVIDEND POLICY
We currently pay a quarterly cash dividend on our common stock of  $0.10 per share. Although we expect to continue paying dividends quarterly, any future determination to pay dividends on our common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant. Thus, as a practical matter, any restrictions on the ability of Southern Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us. See “Risk Factors — Risks Associated with the Offering and our Common Stock — We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.”
DESCRIPTION OF CAPITAL STOCK
A description of certain of the terms and provisions of our capital stock, our articles of incorporation and bylaws and Missouri law that could affect the holders of our common stock is set forth in the accompanying prospectus under “Description of Common Stock and Preferred Stock.” This description includes the number of shares of common and preferred stock we were authorized to issue under our articles of incorporation as of the date of the accompanying prospectus. Subsequent to the date of the accompanying prospectus, our articles of incorporation were amended to increase the number of shares of common stock we are authorized to issue, from 10,000,000 to 12,000,000.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with the Distribution Agent under which we may issue and sell shares of our common stock having aggregate gross proceeds of up to $25,000,000 from time to time through the Distribution Agent. The Sales Agreement was filed with the SEC as an exhibit to our Current Report on Form 8-K filed on June 9, 2017 and is incorporated herein by reference. The sales, if any, of shares of our common stock under the Sales Agreement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NASDAQ Global Market, on any other existing trading market for the common stock or to or through a market maker. In addition, with our prior consent, the Distribution Agent may also sell the common stock by any other method permitted by law, including, but not limited to, negotiated transactions. We may instruct the Distribution Agent not to sell shares of the common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Distribution Agent may suspend the offering of the common stock upon notice and subject to other conditions. As agent, the Distribution Agent will not engage in any transactions that stabilize the price of our common stock.
Each time we wish to issue and sell shares of our common stock under the Sales Agreement, we will notify the Distribution Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Distribution Agent, unless the Distribution Agent declines to accept the terms of the notice, the Distribution Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Distribution Agent under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.
We will pay the Distribution Agent commissions for its services in acting as our agent in the sale of common stock. The Distribution Agent will be entitled to compensation at a commission rate of 2.5% of the aggregate gross proceeds from each sale of common stock pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, the Distribution Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Distribution Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to the Distribution Agent under the terms of the Sales Agreement, will be approximately $175,000. We have also agreed to reimburse the Distribution Agent for the reasonable fees and expenses of counsel to the Distribution Agent in connection with this offering, not to exceed $50,000. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.
Settlement for sales of our common stock will occur on the third business day following the date on which any sales are made, or on another date that is agreed upon by us and the Distribution Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering pursuant to the Sales Agreement will terminate upon the earlier of  (i) the issuance and sale of all common shares subject to the agreement or (ii) termination of the Sales Agreement by us or the Distribution Agent as permitted therein.
The Distribution Agent and its respective affiliates have provided, and may in the future provide various investment banking and other financial services to us and our affiliates, for which services they have received, and may in the future receive, customary fees. To the extent required by Regulation M, the Distribution Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

VALIDITY OF SECURITIES
The validity of the shares of common stock offered hereby will be passed upon for us by Silver, Freedman, Taff  & Tiernan LLP, Washington, D.C. The Distribution Agent is being represented in connection with this offering by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois.
EXPERTS
Our audited consolidated financial statements as of June 30, 2016 and 2015, and for each of the years in the three-year period ended June 30, 2016 incorporated by reference in this prospectus supplement have been so incorporated in reliance upon the reports of BKD, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.
This prospectus supplement incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Current Report on Form 8-K, filed with the SEC on July 20, 2016

•
our Current Report on Form 8-K, filed with the SEC on July 27, 2016

•
our Annual Report on Form 10-K for the year ended June 30, 2016, filed with the SEC on September 13, 2016

•
our Current Report on Form 8-K, filed with the SEC on September 22, 2016

•
our Proxy Statement on Schedule 14A, filed with the SEC on September 27, 2016

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our Current Report on Form 8-K, filed with the SEC on October 19, 2016

•
our Current Report on Form 8-K, filed with the SEC on November 1, 2016

•
our Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2016

•
our Current Report on Form 8-K, filed with the SEC on November 21, 2016

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our Current Report on Form 8-K, filed with the SEC on January 13, 2017

•
our Current Report on Form 8-K, filed with the SEC on January 19, 2017

•
our Quarterly Report on Form 10-Q, filed with the SEC on February 9, 2017

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our Current Report on Form 8-K, filed with the SEC on April 20, 2017

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our Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2017

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our Current Report on Form 8-K, filed with the SEC on May 19, 2017

•
our Current Report on Form 8-K, filed with the SEC on June 9, 2017

•
the description of the common stock, par value $0.01 per share, of the Company contained in the Registration Statement on Form S-3 filed by the Company with the SEC on March 24, 2015 under the heading “Description of Common Stock and Preferred Stock,” and all amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of this offering.
You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.bankwithsouthern.com or by requesting them from Matthew T. Funke, Executive Vice President and Chief Financial Officer, Southern Missouri Bancorp, Inc., 2991 Oak Grove Road, Poplar Bluff, Missouri 63901; telephone (573) 778-1800.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.bankwithsouthern.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.
We have also filed a registration statement (No. 333-202963) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities offered by this prospectus supplement and the accompanying prospectus. The registration statement may contain additional information that may be important to you.

PROSPECTUS
SOUTHERN MISSOURI BANCORP, INC.
$75,000,000
Debt Securities, Common Stock, Preferred Stock, Depositary Shares,
Purchase Contracts, Warrants, Rights and Units
and
20,000 Shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A
We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The debt securities, preferred stock and depositary shares we may offer may be convertible into or exchangeable for other securities of ours.
In addition, the selling securityholders identified in this prospectus may offer and sell from time to time up to 20,000 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference amount $1,000.00 per share (referred to in this prospectus as the “SBLF preferred stock”), or, in the event such shares are deposited with a depositary as described in this prospectus, depositary shares evidencing fractional interests in such shares (referred to in this prospectus as the “SBLF depositary shares”). The shares of the SBLF preferred stock were issued by us on July 21, 2011 to the United States Department of the Treasury (referred to in this prospectus as “Treasury”) as part of Treasury’s Small Business Lending Fund program in a private placement exempt from the registration requirements of the Securities Act of 1933. The selling securityholders (collectively referred to in this prospectus as the “Selling Securityholders”) include Treasury and any other holders of the SBLF preferred stock to whom Treasury has assigned its registration rights in accordance with the terms of the securities purchase agreement between us and Treasury. As of the date of this prospectus, Treasury is the sole holder of the SBLF preferred stock.
This prospectus provides you with a general description of these securities. Each time any securities are offered pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities being offered.
Our common stock is listed on the NASDAQ Global Market under the symbol “SMBC.”
Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 6 of this prospectus and in the applicable prospectus supplement.
These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 7, 2015

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
ACCOMPANYING PROSPECTUS SUPPLEMENT
We may provide information to you about the securities being offered in three separate documents that progressively provide more detail:
•
this prospectus, which provides general information, some of which may not apply to your securities;

•
the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•
if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:
•
the pricing supplement, if any;

•
the prospectus supplement; and

•
the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.
Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit sales of these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.
i

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more primary offerings, up to a total dollar amount for all such offerings of  $75,000,000. In addition, the registration statement of which this prospectus is a part covers an aggregate of 20,000 shares of SBLF preferred stock that we issued and sold to Treasury on July 21, 2011 as part of Treasury’s Small Business Lending Fund program and that may be offered and sold by the Selling Securityholders from time to time in one or more secondary offerings.
This prospectus provides you with a general description of the securities covered by it. Each time these securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of the offering and include a discussion of any risk factors or other special considerations that apply to the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading ”Where You Can Find More Information.”
All references in this prospectus to “we,” “us,” “our” or similar references mean Southern Missouri Bancorp, Inc. and its consolidated subsidiaries and all references in this prospectus to “Southern Missouri Bancorp” or “Southern Missouri Bancorp, Inc.” mean Southern Missouri Bancorp, Inc. excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires. When we refer to “Southern Bank” in this prospectus, we mean our wholly owned subsidiary, Southern Bank, which is a Missouri-chartered trust company with bank powers.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act of 1933, or the “Securities Act,” that registers the offer and sale of the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.”
You may read and copy this information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:
http://www.sec.gov
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).
Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K, as amended on Form 10-K/A filed on December 4, 2014	For the fiscal year ended June 30, 2014
• Quarterly Reports on Form 10-Q	For the quarters ended September 30, 2014 (as amended on Form 10-Q/A filed on November 17, 2014) and December 31, 2014
• Current Reports on Form 8-K	Filed on August 7, 2014, October 21, 2014 (amended report), October 28, 2014, October 30, 2014 and January 6, 2015
We also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the offering of the securities covered by this prospectus or until we terminate this offering, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC. The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.
You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Southern Missouri Bancorp, Inc.
Attention: Investor Relations
531 Vine Street
Poplar Bluff, Missouri 63901
(573) 778-1800
In addition, we maintain a corporate website, www.bankwithsouthern.com. We make available, through our website (by clicking “About Us” and then “Investor Relations”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.
We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:
•
expected cost savings, synergies and other benefits from our merger and acquisition activities, including our acquisition of Peoples Service Company and our other recently completed acquisitions, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

•
the strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•
fluctuations in interest rates;

•
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the U.S. Government and other governmental initiatives affecting the financial services industry;

•
the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•
the ability to access cost-effective funding;

•
the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services;

•
fluctuations in real estate values and both residential and commercial real estate market conditions;

•
demand for loans and deposits;

•
legislative or regulatory changes that adversely affect our business;

•
results of regulatory examinations, including the possibility that a regulator may, among other things, require an increase in the reserve for loan losses or write-down of assets;

•
the impact of technological changes; and

•
our success at managing the risks involved in the above factors.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus, the accompanying prospectus supplement or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY
This summary provides a general description of the securities that may be offered by this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities to be offered, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.
The Securities We May Offer
We may use this prospectus to offer securities in an aggregate amount of up to $75,000,000 in one or more primary offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Debt Securities
Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.
Common Stock
We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock; Depositary Shares
We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Purchase Contracts
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of: our debt securities, preferred stock, depositary shares or common stock; securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing; currencies; or commodities. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
Warrants
We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Rights
We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.
Units
We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.
The Securities the Selling Securityholders May Offer
On August 30, 2011, pursuant to Treasury’s Small Business Lending Fund program, we issued and sold to Treasury 20,000 shares of SBLF preferred stock, which has a liquidation preference amount of  $1,000 per share, for an aggregate purchase price of  $20.0 million. The issuance of the SBLF preferred stock was completed in a private placement to Treasury exempt from the registration requirements of the Securities Act. The terms of the related securities purchase agreement between us and Treasury required us to allow the Selling Securityholders the opportunity to have the outstanding shares of SBLF preferred stock registered for resale. As of the date of this prospectus, Treasury is the sole holder of the outstanding shares of SBLF preferred stock. This registration includes depositary shares, representing fractional interests in the SBLF preferred stock, which may be resold pursuant to this prospectus in lieu of whole shares of SBLF preferred stock in the event Treasury requests that we deposit the shares of SBLF preferred stock held by Treasury with a depositary under a depositary arrangement entered into in accordance with the securities purchase agreement. The terms of the SBLF preferred stock are described under “Description of Common and Preferred Stock — SBLF Preferred Stock.”

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware of focused on or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
SOUTHERN MISSOURI BANCORP, INC.
Southern Missouri Bancorp is the bank holding company for Southern Bank, a Missouri-chartered trust company with bank powers that was organized in 1887. The principal business of Southern Bank consists of attracting retail deposits from the general public and using such deposits along with wholesale funding from the Federal Home Loan Bank of Des Moines, and to a lesser extent, brokered deposits, to invest in one- to four-family and multi-family residential mortgage loans, mortgage loans secured by commercial real estate, commercial non-mortgage business loans and consumer loans. These funds are also used to purchase mortgage-backed and related securities, U.S. Government agency obligations, municipal bonds and other permissible investments. Southern Bank currently conducts its business through its home office located in Poplar Bluff, Missouri and 34 branch facilities, 26 of which are located in southern Missouri and eight of which are located in northern Arkansas.
At December 31, 2014, on a consolidated basis, we had total assets of  $1.3 billion, total deposits of $1.1 billion and total shareholders’ equity of  $129.9 million.
Our common stock is listed on the NASDAQ Global Market under the symbol “SMBC.” Our principal executive offices are located at 531 Vine Street, Poplar Bluff, Missouri 63901. Our telephone number is (573) 778-1800.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 4 of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS
Our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of income before income taxes plus interest expense, and fixed charges consist of interest expense and the interest portion of our rental expense. Preferred stock dividend requirements represent the amount of pre-tax income required to pay dividends on preferred shares.
	Six Months Ended December 31,		Fiscal Year Ended June 30,
	2014	2013	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges
Excluding interest on deposits	10.58x	10.25x	9.85x	10.36x	9.23x	9.28x	2.94x
Including interest on deposits	3.22x	2.90x	2.84x	2.85x	2.47x	2.54x	1.55x
Ratio of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	9.12x	8.47x	8.18x	7.57x	6.30x	6.68x	2.34x
Including interest on deposits	3.11x	2.78x	2.72x	2.66x	2.28x	2.37x	1.44x
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, financing acquisitions, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.
The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.
DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.
The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General
The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.
Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “— Subordination” and in the applicable prospectus supplement.
We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:
•
the title and series designation;

•
the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•
the principal amount payable, whether at maturity or upon earlier acceleration;

•
whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•
whether the debt securities will be issued as original issue discount securities (as defined below);

•
the date or dates on which the principal of the debt securities is payable;

•
any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•
the date from which any interest will accrue;

•
any interest payment dates;

•
whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•
the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•
the stated maturity date;

•
whether the debt securities are to be issued in global form;

•
any sinking fund requirements;

•
any provisions for redemption, the redemption price and any remarketing arrangements;

•
the denominations of the securities or series of securities;

•
whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•
any restrictions on the offer, sale and delivery of the debt securities;

•
the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•
whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•
the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•
a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•
whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•
the identity of each security registrar or paying agent (if other than trustee);

•
any provisions granting special rights to securities holders upon the occurrence of specified events;

•
any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•
the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•
the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

•
any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.
Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.
Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.
You should be aware that special United States federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.
Ranking of Debt Securities; Holding Company Structure
Senior Debt Securities.   Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Subordinated Debt Securities.   Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

Holding Company Structure.   The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries, including Southern Bank. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.
Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for Southern Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Southern Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.
Registration and Transfer
Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of  $1,000 and any integral multiple thereof.
No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.
Payment and Place of Payment
We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.
Global Securities
Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”
Redemption and Repurchase
The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights
If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
•
the conversion or exchange price;

•
the conversion or exchange period;

•
provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•
events requiring adjustment to the conversion or exchange price;

•
provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•
any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection
Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of Southern Bank or any of our other subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:
•
default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•
default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•
default in the deposit of any sinking fund payment on the debt securities when due;

•
default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•
specified events in bankruptcy or insolvency; and

•
any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.
Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.
At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default with respect to that series, except a default:
•
in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•
in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which it might incur in complying with any direction.
A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:
•
that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•
the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•
the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

•
the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.
We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver
Unless otherwise indicated in the applicable prospectus supplement, Southern Missouri Bancorp, Inc. and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:
•
change the stated maturity date of the principal of  (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•
reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•
reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•
change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•
impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•
reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•
make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “— Events of Default.”
Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:
•
to evidence the succession of another person to Southern Missouri Bancorp, Inc.;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•
to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•
to establish the form or terms of debt securities of any series;

•
to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•
to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•
to secure securities;

•
to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•
to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting
The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•
there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that:
(i)
the resulting entity, if other than Southern Missouri Bancorp, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and expressly assumes our obligations to: (1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities; and (2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

(ii)
immediately after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default under the indenture, shall have occurred and be continuing.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.
International Offering
If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.
We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.
Defeasance
We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:
(1)
depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•
in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•
in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•
a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)
delivering:

•
an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•
an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•
an opinion of counsel that all conditions precedent to the defeasance have been complied with;

•
officers’ certificates certifying as to compliance with the indenture and other matters; and

(3)
paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.
Subordination
The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:
•
there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•
the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Southern Missouri Bancorp, Inc. whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Southern Missouri Bancorp, Inc. for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:
(i)
any debt (a) for money borrowed by Southern Missouri Bancorp, Inc., or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Southern Missouri Bancorp, Inc., or to secure the payment of revenue bonds issued for the benefit of Southern Missouri Bancorp, Inc. whether contingent or otherwise;

(ii)
any debt of others described in the preceding clause (i) which Southern Missouri Bancorp, Inc. has guaranteed or for which it is otherwise liable;

(iii)
the obligation of Southern Missouri Bancorp, Inc. as lessee under any lease of property which is reflected on Southern Missouri Bancorp’s balance sheet as a capitalized lease; and

(iv)
any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Southern Missouri Bancorp, Inc. to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Southern Missouri Bancorp, Inc. and (4) the subordinated debt securities.
The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.
The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants
The indentures do not contain any significant restrictive covenants. The prospectus supplement relating to a series of senior or subordinated debt securities may describe certain additional restrictive covenants, if any, to which we may be bound under the applicable indenture.
Governing Law
Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
Our authorized capital stock consists of:
•
10,000,000 shares of common stock, par value $.01 per share; and

•
500,000 shares of preferred stock, par value $.01 per share.

As of February 28, 2015, there were 7,413,666 shares of our common stock outstanding and 20,000 shares of our preferred stock outstanding, all of which were shares of SBLF preferred stock.
In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation and bylaws and to applicable Missouri law.
Common Stock
We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.
Each share of common stock has the same relative rights and is identical in all respects with every other share of common stock. Common shareholders do not have the right to vote cumulatively in the election of directors. Subject to any superior rights of any holders of preferred shares, each outstanding common share entitles its holder to such dividends as may be declared from time to time by our board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of Southern Missouri Bancorp, common shareholders will be entitled to their proportionate share of any assets remaining after payment of liabilities and any amounts due to the holders of preferred stock. Common shareholders have no preemptive rights and no right to convert or exchange their shares of common stock into any other securities.
Preferred Stock
The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock offered by us for sale will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the certificate of designations with respect to the establishment of a series of preferred stock, which will be filed with the SEC in connection with the offering of such series of preferred stock.
General.   Our board of directors is authorized, generally without shareholder approval, to issue from time to time up to 500,000 shares of preferred stock (of which 20,000 shares are currently outstanding, consisting entirely of the SBLF preferred stock) in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights, if any, of each such series or the qualifications, limitations or restrictions thereof. Our board of directors may, generally without shareholder approval, issue preferred shares with voting and conversion rights that could adversely affect the voting power of common shareholders. Any preferred shares issued would also rank senior to our common stock as to rights upon liquidation, winding-up or dissolution. The issuance of convertible preferred shares could have the effect of delaying, deferring or preventing a change in control of our company.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock or, in the case of the SBLF preferred stock, as described under “— SBLF Preferred Stock.” You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:
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the designation of the series of preferred stock and the number of shares offered;

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the amount of liquidation preference per share, if any;

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the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

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any listing of the preferred stock being offered on any securities exchange or other securities market;

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any voting rights;

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any redemption or sinking fund provisions;

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any conversion provisions;

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whether interests in the preferred stock being offered will be represented by depositary shares; and

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any other specific terms of the preferred stock being offered.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
Rank.   Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:
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senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that they will rank junior to the preferred stock (referred to as the “junior securities”);

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equally with all equity securities issued by us the terms of which specifically provide that they will rank equally with the preferred stock (referred to as the “parity securities”); and

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junior to all equity securities issued by us the terms of which specifically provide that they will rank senior to the preferred stock.

Dividends.   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Rights Upon Liquidation.   If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.
Because we are a holding company, our rights and the rights of our creditors and of our shareholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.
Redemption.   We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.
On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.
Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.
Voting Rights.   Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our articles of incorporation.
Under regulations and interpretations adopted by the Federal Reserve Board and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to give prior notice to the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, in order to acquire or retain 10% or more of that series.
Exchangeability.   We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.
SBLF Preferred Stock
General.   The SBLF preferred stock constitutes a single series of our preferred stock, consisting of 20,000 shares, having a liquidation preference amount of  $1,000 per share. The SBLF preferred stock has no maturity date. We issued the shares of SBLF preferred stock to the U.S. Treasury on July 21, 2011 in connection with Treasury’s SBLF program for a purchase price of  $20.0 million. As required by our agreement with the U.S. Treasury for the sale of the SBLF preferred stock, we used $9,635,000 of the proceeds from the sale of the SBLF preferred stock to redeem all 9,550 shares of preferred stock we issued to the U.S. Treasury in December 2008 pursuant to Treasury’s TARP Capital Purchase Program. Pursuant to that agreement, we have agreed, if requested by Treasury, to enter into a depositary arrangement pursuant to which the shares of SBLF preferred stock may be deposited and depositary shares, each representing a fraction of a share of SBLF preferred stock as specified by Treasury, may be issued. See “Description of Depositary Shares — SBLF Depositary Shares.”
Dividends.   Dividends on the SBLF preferred stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis, on the $1,000 per share liquidation preference amount. Dividends are payable on January 1, April 1, July 1 and October 1 of each year, beginning October 1, 2011.
The per annum dividend rate, as a percentage of the liquidation amount, fluctuated on a quarterly basis from the original issue date through the tenth dividend period (which ended December 31, 2013), based upon changes in the amount of  “Qualified Small Business Lending” or “QSBL” by Southern Bank from a “baseline” level. From January 1, 2014 to, but not including, the four and one-half year anniversary of the original issue date (January 21, 2016), the dividend rate will be fixed at 1%. Thereafter, the dividend rate will be fixed at nine percent (9%), regardless of the amount of QSBL.
Dividends on the SBLF preferred stock are non-cumulative. If for any reason our board of directors does not declare a dividend on the SBLF preferred stock for a particular dividend period, then the holders of the SBLF preferred stock will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period. Our failure to pay a dividend on the SBLF preferred stock also will restrict our ability to pay dividends on and repurchase other classes and series of our stock. See “— Restrictions on Dividends” and “— Restrictions on Repurchases.”
When dividends have not been declared and paid in full on the SBLF preferred stock for an aggregate of four or more dividend periods, and during that time we were not subject to a regulatory determination that prohibits the declaration and payment of dividends, we must, within five calendar days of each missed payment, deliver to the holders of the SBLF preferred stock a certificate executed by at least a majority of the members of our board of directors stating that the board used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligations. In addition, our failure to pay dividends on the SBLF preferred stock for five or more dividend periods will give the holders of the SBLF preferred stock the right to appoint a non-voting observer on our board of directors, and our failure to pay dividends on the SBLF preferred stock for six or more dividend periods will give the holders of the SBLF preferred stock the right to elect two directors. See “— Voting Rights.”

No Sinking Fund for Dividends.   There is no sinking fund with respect to dividends on the SBLF preferred stock.
Restrictions on Dividends.   So long as the SBLF preferred stock remains outstanding, we may declare and pay dividends on our common stock, any other shares of Junior Stock (as defined below) or Parity Stock (as defined below) only if after giving effect to the dividend, our Tier 1 capital would be at least equal to a specified threshold (the “Tier 1 Dividend Threshold”) and full dividends on all outstanding shares of SBLF preferred stock for the most recently completed dividend period have been or are contemporaneously declared and paid.
If a dividend is not declared and paid in full on the SBLF preferred stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no dividend or distribution may be declared or paid on our common stock or any other shares of Junior Stock (other than dividends payable solely in shares of our common stock) or Parity Stock; provided, however, that in any such dividend period in which a dividend is declared and paid on the SBLF preferred stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material covenant breach.
“Junior Stock” means our common stock and any other class or series of stock the terms of which expressly provide that it ranks junior to the SBLF preferred stock as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of Southern Missouri Bancorp. Southern Missouri Bancorp currently has no outstanding class or series of stock constituting Junior Stock other than our common stock.
“Parity Stock” means any class or series of Southern Missouri Bancorp stock, other than the SBLF preferred stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the SBLF preferred stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of Southern Missouri Bancorp, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. Southern Missouri Bancorp currently has no outstanding class or series of stock constituting Parity Stock.
Restrictions on Repurchases.   So long as the SBLF preferred stock remains outstanding, we may repurchase or redeem shares of Capital Stock (as defined below) only if  (i) after giving effect to such repurchase or redemption, our Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of SBLF preferred stock for the most recently completed dividend period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for payment has been set aside for the benefit of the holders of the SBLF preferred stock as of the applicable record date).
If a dividend is not declared and paid on the SBLF preferred stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, neither we nor any of our subsidiaries may redeem, purchase or acquire any shares of our common stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of ours or any of our subsidiaries, or any trust preferred securities issued by us or any of our affiliates (“Capital Stock”), other than (i) redemptions, purchases, repurchases or other acquisitions of the SBLF preferred stock, (ii) repurchases of common stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount may not exceed the Share Dilution Amount, (iii) the acquisition by us or any of our subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other
Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case solely to the extent required pursuant to binding agreements entered into prior to July 21, 2011 or any subsequent agreement for the accelerated exercise, settlement or exchange of these types of securities for our common stock, (v) redemptions of securities held by us or any of our wholly owned subsidiaries or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any of our subsidiaries required pursuant to binding agreements entered into prior to December 5, 2008.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP applied on a consistent basis, and as measured from June 30, 2011) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
Liquidation Rights.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Southern Missouri Bancorp, holders of the SBLF preferred stock will be entitled to receive for each share of SBLF preferred stock, out of the assets of Southern Missouri Bancorp or proceeds available for distribution to our shareholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the SBLF preferred stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the SBLF preferred stock. To the extent the assets or proceeds available for distribution to shareholders are not sufficient to fully pay the liquidation payments owing to the holders of the SBLF preferred stock and the holders of any other class or series of our stock ranking equally with the SBLF preferred stock, the holders of the SBLF preferred stock and such other stock will share ratably in the distribution.
For purposes of the liquidation rights of the SBLF preferred stock, neither a merger or consolidation of Southern Missouri Bancorp with another entity nor a sale, lease or exchange of all or substantially all of Southern Missouri Bancorp’s assets will constitute a liquidation, dissolution or winding up of the affairs of Southern Missouri Bancorp.
Redemption and Repurchases.   Subject to the approval of the Federal Reserve Board, the SBLF preferred stock is redeemable at our option in whole or in part (provided that shares representing at least 25% of the aggregate liquidation amount of the SBLF preferred stock are redeemed) at any time and from time to time. In addition, if there is a change in the law that modifies the terms of the U.S. Treasury’s investment in the SBLF preferred stock or the terms of the SBLF program in a materially adverse respect for us, Southern Missouri may, after consultation with the Federal Reserve Board, redeem all of the shares of SBLF preferred stock. The per share redemption price will be equal to the sum of the liquidation preference amount per share of  $1,000 plus the per share amount of any unpaid dividends for the then current dividend period to, but excluding, the date of redemption (regardless of whether any dividends are actually declared for that dividend period) and plus the pro rata amount of the special lending incentive fee, if any, for the current dividend period.
Shares of SBLF preferred stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the SBLF preferred stock.
No Conversion Rights.   Holders of the SBLF preferred stock have no right to exchange or convert their shares into common stock or any other securities.
Voting Rights.   The holders of the SBLF preferred stock do not have voting rights other than those described below, except to the extent from time to time required by law.
If dividends on the SBLF preferred stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of five or more dividend periods, whether or not consecutive, we must invite a representative selected by the holders of a majority of the outstanding shares of SBLF preferred stock, voting as a single class, to attend all meetings of our board of directors in a nonvoting observer capacity and give such representative copies of all notices, minutes, consents, and other materials that we provides to our directors in connection with such meetings. The holders of the SBLF preferred stock are not obligated to select such a representative, and such a representative, if selected, is not obligated to attend any meeting to which he or she is invited. This right of the holders of the SBLF preferred stock will terminate when full dividends have been timely paid for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the SBLF preferred stock for five or more dividend periods.

If dividends on the SBLF preferred stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of six or more dividend periods, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Series A Stock is at least $20,000,000, the authorized number of directors of Southern Missouri Bancorp will automatically be increased by two and the holders of the SBLF preferred stock, voting as a single class, will have the right, but not the obligation, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at the next annual meeting of shareholders of Southern Missouri Bancorp (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than 30 days later, the President of Southern Missouri Bancorp must promptly call a special meeting for that purpose) and at each subsequent annual meeting of shareholders until full dividends have been timely paid on the SBLF preferred stock for at least four consecutive dividend periods, at which time this right will terminate, subject to re-vesting in the event we again fail to declare and pay dividends in full on the SBLF preferred stock for six or more dividend periods. It will be a qualification for election of any Preferred Director that the election of such individual will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of SBLF preferred stock to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the term of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors previously elected. Any Preferred Director may be removed at any time, with or without cause, and any resulting vacancy may be filled, only by the affirmative vote of the holders of a majority of the then-outstanding shares of SBLF preferred stock, voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the holders of a majority of the outstanding shares of SBLF preferred stock, voting as a single class, may choose a successor to serve for the remainder of the unexpired term of the vacant directorship.
In addition to any other vote or consent required by law or by Southern Missouri Bancorp’s articles of incorporation, the written consent of  (x) the U.S. Treasury, if the U.S. Treasury holds any shares of SBLF preferred stock, or (y) the holders of a majority of the outstanding shares of SBLF preferred stock, voting as a single class, if the U.S. Treasury does not hold any shares of SBLF preferred stock, is required in order to do the following:
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amend Southern Missouri Bancorp’s articles of incorporation or the certificate of designation for the SBLF preferred stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the SBLF preferred stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Southern Missouri Bancorp; or

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amend Southern Missouri Bancorp’s articles of incorporation or the certificate of designation for the SBLF preferred stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the SBLF preferred stock;

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consummate a binding share exchange or reclassification involving the SBLF preferred stock or a merger or consolidation of Southern Missouri Bancorp with another entity, unless (i) the shares of SBLF preferred stock remain outstanding or, in the case of a merger or consolidation in which Southern Missouri Bancorp is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of SBLF preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the SBLF preferred stock immediately prior to consummation of the transaction, taken as a whole;

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sell all, substantially all or any material portion of, the assets of Southern Missouri Bancorp, if the SBLF preferred stock will not be redeemed in full contemporaneously with the consummation of such sale; or

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consummate a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of SBLF preferred stock will be converted into or exchanged for one share with an equal liquidation preference of preference securities of Southern Missouri Bancorp or the acquiror (the “Holding Company Preferred Stock”). Any such Holding Company Preferred Stock must entitle its holders to dividends from the date of issuance of such stock on terms that are equivalent to the terms of the SBLF preferred stock, and must have such other rights, preferences, privileges and voting powers, and limitations and restrictions that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the SBLF preferred stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (1) any increase in the amount of Southern Missouri Bancorp’s authorized shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the SBLF preferred stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon the liquidation, dissolution or winding up of Southern Missouri Bancorp, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the SBLF preferred stock and will not require the vote or consent of the holders of the SBLF preferred stock.
A “Holding Company Transaction” means the occurrence of  (a) any transaction that results in a person or group (i) becoming the direct or indirect ultimate beneficial owner of common equity of Southern Missouri Bancorp representing more than 50% of the voting power of the outstanding shares of our common stock or (ii) being otherwise required to consolidate Southern Missouri Bancorp for GAAP purposes, or (b) any consolidation or merger of Southern Missouri Bancorp or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in the case of either clause (a) or (b), Southern Missouri Bancorp or the acquiror is or becomes a bank holding company or savings and loan holding company.
To the extent holders of the SBLF preferred stock are entitled to vote, holders of shares of the SBLF preferred stock will be entitled to one for each share then held.
The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the SBLF preferred stock would otherwise be required, all outstanding shares of the SBLF preferred stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been deposited by us in trust for the redemption.
Anti-takeover Effects
Certain provisions of our articles of incorporation and bylaws and Missouri and federal law may have an effect of delaying, deferring or preventing a change in control of our company and that would operate only with respect to extraordinary corporate transactions, such as a merger, reorganization, tender offer, sale or transfer of substantially all assets, or liquidation. These provisions may have the effect of discouraging a future transaction that individual shareholders may believe is in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, if you want to participate in such a transaction, you might not have an opportunity to do so.
Authorized Shares.   Our articles of incorporation authorize the issuance of 10,000,000 shares of common stock and 500,000 shares of preferred stock. These shares of common stock and preferred stock provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

Voting Limitation.   Our articles of incorporation provide that any person who beneficially owns in excess of 10% of the outstanding shares of our common stock may not vote the excess shares without the prior approval of a majority of the whole board (defined as the total number of directors we would have if there were no vacancies on the board). This provision could limit the voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.
The Missouri General and Business Corporation Law contains a control share acquisition statute which, in general terms, provides that where a shareholder acquires issued and outstanding shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by shareholders of the control share acquisition must be obtained before the acquiring shareholder may vote the control shares. The required shareholder vote is a majority all votes entitled to be cast, excluding “interested shares,” defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may opt-out of the control share statute through a provision in its articles of incorporation or bylaws, which we have not done. Accordingly, the Missouri control share acquisition statute applies to acquisitions of shares of our common stock.
Board of Directors.   Except with respect to any directors who may be elected by any class or series of preferred stock, our board of directors is divided into three classes, each of which contains one-third of the members of the board. The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year. The classification of directors, together with the provisions in our articles of incorporation described below that limit the ability of shareholders to remove directors and that permit only the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders will be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable. Our articles of incorporation provide that shareholders may not cumulate their votes in the election of directors.
Our articles of incorporation provide that we will have the number of directors as may be fixed from time to time by our board of directors, provided that the number fixed by the board may not be less than five nor more than 15. Our articles of incorporation also provide that vacancies in the board of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office until the next election of directors by shareholders. Our articles of incorporation further provide that any director or the entire board of directors may be removed from office only for cause and only upon the affirmative vote of the holders of least 80% of the total votes to which all of the shares then entitled to vote at a meeting of shareholders called for an election of directors are entitled, provided that if less than the entire board is to be removed, no individual director may be removed the votes cast against his or her removal would be sufficient to elect him or her as a director if cumulatively voted in an election of directors.
The foregoing description of our board of directors does not apply with respect to directors that may be elected by the holders of any class or series of preferred stock.
Special Meetings of Shareholders.   Our bylaws provide that special meetings of shareholders may be called by our board of directors.
Action by Shareholders without a Meeting.   The Missouri General and Business Corporation Law provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting only if consents in writing setting forth the action are signed by all of the shareholders entitled to vote.
Business Combinations with Certain Persons.   Our articles of incorporation provide that certain business combinations (for example, mergers or consolidations, significant asset sales and significant stock issuances) involving “interested shareholders” of Southern Missouri Bancorp require, in addition to any vote required by law, the approval of  (i) the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, and (ii) the holders of at least a majority of the voting power of the outstanding shares of such stock not beneficially owned by the interested shareholder and its affiliates and associates, voting together as a single class, unless a majority of the whole board has approved a memorandum of understanding with the interested shareholder with respect to, or on substantially the same terms as, the proposed business combination prior to the time the interested shareholder became an interested shareholder. An “interested shareholder” for purposes of this provision generally means a person who is a 10% or greater shareholder of Southern Missouri Bancorp or who is an affiliate or associate of Southern Missouri Bancorp and at any time within the prior two years was a 5% or greater shareholder of Southern Missouri Bancorp.
The Missouri General and Business Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested shareholder (one who beneficially owns 20% or more of the corporation’s outstanding voting stock or who is an affiliate or associate of the corporation and at any time within the previous five years was the beneficial owner of 20% or more of the corporation’s outstanding voting stock) for a period of five years after the interested shareholder first becomes an interested shareholder, unless the business combination or the acquisition of stock that resulted in the interested shareholder becoming an interested shareholder is approved by the board of directors on or before the date that the interested shareholder became an interested shareholder or unless the corporation has exempted itself from the statute pursuant to a provision in its original articles of incorporation or, subject to certain conditions, a shareholder-approved bylaw amendment. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested shareholder unless the transaction has been approved by the holders of a majority of the voting stock excluding shares beneficially owned by the interested shareholder and its affiliates and associates. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. We are subject to the Missouri business combination statute.
Amendment of Articles of Incorporation and Bylaws.   Our articles of incorporation generally may be amended upon approval by our board of directors and the holders of a majority of the outstanding shares of our common stock. The amendment of the provisions of our articles of incorporation pertaining to certain business combinations, as described above under “— Business Combinations with Certain Persons,” also requires the approval of the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting as a single class, and the holders of at least a majority of the voting power of the outstanding shares of such stock not beneficially owned by any interested shareholder or its affiliates and associates, voting together as a single class. In addition, an amendment of the provisions of our articles of incorporation relating to the number, classification, election and removal of directors also requires the affirmative vote of the holders of at least 80% of the total votes to which all of the shares then entitled to vote at a meeting of shareholders called for an election of directors are entitled, unless the amendment has been approved by our board of directors by a 66 2∕3% vote.
Our bylaws may be amended either by our board of directors, by a vote of two-thirds of the board, or by our shareholders, by the vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Advance Notice Provisions.   Our bylaws provide that we must receive written notice of any shareholder proposal for business at an annual meeting of shareholders not less than 90 days or more than 120 days before the anniversary of the preceding year’s annual meeting. If the date of the current year annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, we must receive written notice of the proposal no earlier than the close of business on the 120th day prior to the date of the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting date is first made, whichever occurs first.
Our bylaws also provide that we must receive written notice of any shareholder director nomination for a meeting of shareholders not less than 90 days or more than 120 days before the date of the meeting. If, however, less than 100 days’ notice or prior public announcement of the date of the meeting is given or made to shareholders, we must receive notice of the nomination no later than the tenth day following the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting date is first made, whichever occurs first.

Federal Law.   The Bank Holding Company Act of 1956, as amended, requires any “bank holding company,” as defined in the Bank Holding Company Act of 1956, as amended, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of any class of our voting securities. Any entity that is a holder of 25% or more of any class of our voting securities, or a holder of a lesser percentage if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. Under the Change in Bank Control Act of 1978, as amended, any person (or persons acting in concert), other than a bank holding company, is required to notify the Federal Reserve Board before acquiring 10% or more of any class of our voting securities.
DESCRIPTION OF DEPOSITARY SHARES
We or the Selling Securityholders may offer depositary shares, which will be evidenced by depositary receipts representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement and except as may be provided otherwise under the terms of any depositary arrangement entered into for the SBLF preferred stock. See “— SBLF Depositary Shares.” This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the applicable deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.
In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Redemption, Conversion and Exchange of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.
If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.
After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.
We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:
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all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

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there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.
Miscellaneous
The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.
Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
SBLF Depositary Shares
Pursuant to the securities purchase agreement between us and Treasury, we have agreed, if requested by Treasury, to enter into a depositary arrangement pursuant to which the shares of SBLF preferred stock may be deposited and depositary shares, each representing a fraction of a share of SBLF preferred stock as specified by Treasury, may be issued (sometimes referred to in this prospectus as the “SBLF depositary shares”). The shares of SBLF preferred stock would be held by a depositary reasonably acceptable to Treasury. If we enter into such a depositary arrangement, the Selling Securityholders would be offering depositary shares, each representing a fraction of a share of SBLF preferred stock, instead of actual whole shares of SBLF preferred stock. The terms of any such depositary arrangement would be set forth in a deposit agreement to which we would be a party, which would be attached as an exhibit to a filing by us that would be incorporated by reference into this prospectus. See “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:
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our debt securities, preferred stock, depositary shares or common stock;

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securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing;

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currencies; or

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commodities.

The price of our debt securities, the price per share of our common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, or other securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our debt securities, common stock or preferred stock;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

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whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants may be issued under warrant agreements to be entered into between us and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and any applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement is subject to and qualified in its entirety by reference to the actual terms and provisions of the warrants and any applicable warrant agreement.

General
If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:
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the offering price;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

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the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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the designation, number of shares and terms of the preferred stock or depositary shares purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

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if applicable, the date on and after which the warrants and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

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the date on which the right to exercise the warrants will commence and the date on which such right will expire;

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whether the warrants will be issued in registered or bearer form; and

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any other terms of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.
Exercise of Warrants
Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
Additional Provisions
The exercise price payable and the number of shares of common stock or preferred stock or depositary shares purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:
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the issuance of a stock dividend to holders of common stock or preferred stock, respectively;

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a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

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any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock or depositary shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We also may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Southern Missouri Bancorp, Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock or depositary shares into which such stock warrants were exercisable immediately prior thereto.
DESCRIPTION OF RIGHTS
This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.
Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:
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the record date for determining security holders entitled to the rights distribution;

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the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

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the exercise price of the rights;

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the steps required to exercise the rights;

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the date on which the rights will become effective and the date on which the rights will expire;

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whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

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whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

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our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

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any material U.S. federal income tax consequences.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS
Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:
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the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

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any additional terms of the agreement governing the units;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units; and

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whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.
We will issue the units under one or more unit agreements to be entered into between us and a unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.
DESCRIPTION OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Southern Missouri Bancorp, Inc., the trustees, the warrant agents, the unit agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.
SELLING SECURITYHOLDERS
The Selling Securityholders may include (i) Treasury, which acquired all of the shares of SBLF preferred stock from us on July 21, 2011 in a private placement exempt from the registration requirements of the Securities Act, and (ii) any other person or persons holding shares of SBLF preferred stock or depositary shares evidencing fractional interests in shares of SBLF preferred stock to whom Treasury has assigned its registration rights under the terms of the securities purchase agreement between us and Treasury. Treasury is required to notify us in writing of any such assignment of its registration rights within ten days after the assignment, including the name and address of the assignee and the number and type of securities with respect to which the registration rights have been assigned. As of the date of this prospectus, Treasury has not notified us of any such assignment. Accordingly, we believe that Treasury currently holds record and beneficial ownership of 100% of the outstanding shares of the SBLF preferred stock.

The securities to be offered under this prospectus for the account of the Selling Securityholders are 20,000 shares of SBLF preferred stock, representing 100% of the shares of SBLF preferred stock outstanding on the date of this prospectus, or, in the event Treasury requests that we deposit the shares of SBLF preferred stock with a depositary in accordance with the securities purchase agreement between us and Treasury, depositary shares evidencing fractional share interests in such shares of SBLF preferred stock.
For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the Selling Securityholders.
We do not know when or in what amounts the Selling Securityholders may offer the securities held by them for sale. The Selling Securityholders might not sell any or all of such securities. Because the Selling Securityholders may offer all or some of the securities held by them, and because, to our knowledge, no sale of any of such securities is currently subject to any agreements, arrangements or understandings, we cannot estimate the amount of securities that will be held by the Selling Securityholders after completion of the offering.
The only potential Selling Securityholder whose identity we are currently aware of is Treasury. Other than with respect to Treasury’s acquisition of the SBLF preferred stock from us pursuant to the SBLF program and our prior participation in Treasury’s TARP Capital Purchase Program, Treasury has not had a material relationship with us. As part of our participation in the TARP Capital Purchase Program, on December 5, 2008, we issued to Treasury 9,550 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference amount $1,000.00 per share (the “TARP preferred stock”), and a ten-year warrant to purchase 114,326 shares of our common stock at an exercise price of  $12.53 per share (the “TARP warrant”). As required by the securities purchase agreement between us and Treasury for the SBLF preferred stock, we used the proceeds from the sale of the SBLF preferred stock to repurchase the TARP preferred stock. The TARP warrant remains outstanding and is currently held by Treasury. As a result of adjustments pursuant to the terms of the TARP warrant subsequent to its issuance, the number of shares underlying the warrant is currently 231,890.17, and the per share exercise price is currently $6.178.
Information about the Selling Securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.
PLAN OF DISTRIBUTION
We may sell our securities in any of three ways (or in any combination):
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through underwriters or dealers;

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through agents; or

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directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:
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the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

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the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
The Selling Securityholders may from time to time sell their shares of SBLF preferred stock or SBLF depositary shares, as described under “Selling Securityholders.” The Selling Securityholders may sell their securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders or the purchasers of the securities. In the case of sales by Selling Securityholders, we will not receive any of the proceeds from the sale by them of their securities. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by Selling Securityholders through underwriters, dealers and agents. We will name any underwriters, dealers or agents acting for the Selling Securityholders in a prospectus supplement and describe the principal terms of the agreement between the Selling Securityholders and any such underwriters, dealers or agents.
In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act, may be sold by Selling Securityholders under Rule 144 rather than pursuant to this prospectus.
Pursuant to the securities purchase agreement between us and Treasury, we will pay substantially all expenses of the registration of the SBLF preferred stock and SBLF depositary shares covered by this prospectus, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Securityholder will pay all discounts, selling commissions and stock transfer taxes, if any. We will indemnify the Selling Securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the securities purchase agreement between us and Treasury, or the Selling Securityholders will be entitled to contribution. We have agreed under the securities purchase agreement between us and Treasury to cause such of our directors and senior executive officers to execute customary lock-up agreements in such form and for such time period up to 90 days as may be requested by a managing underwriter with respect to an underwritten offering of securities covered by this prospectus.
We do not intend to apply for listing of the SBLF preferred stock on any securities exchange or for inclusion of the SBLF preferred stock in any automated quotation system. No assurance can be given as to the liquidity of the trading market, if any, for the SBLF preferred stock.

LEGAL MATTERS
In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Silver, Freedman, Taff  & Tiernan LLP, Washington, D.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Southern Missouri Bancorp, Inc. as of June 30, 2014 and 2013, and for each of the years in the three-year period ended June 30, 2014, have been incorporated herein by reference in reliance upon the report of BKD LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.